UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Suite 300, Chicago, Illinois 60606
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Junior Secured Facility-$500,000 of Additional Funding

On January 19, 2007 the Company entered into an agreement with a number of individuals and entities for the establishment of a Junior Secured Facility which permits the funding of up to $10,000,000 of original principal amount of advances. As of January 22, 2007 an aggregate of $6,388,438 of advances had been made under the facility. On June 15, 2007, the Company accepted subscriptions of each of Michael Balkin and David Lies (who had previously funded monies under the facility) for an additional $250,000 ($500,000 in the aggregate) pursuant to the Junior Secured Facility, bringing the aggregate advances under the facility to $6,888,438. Advances under the facility are convertible by the lenders into capital stock of the Company based upon a 20% discount to the average closing price of the Company’s common stock for the ten trading days immediately preceding the date of delivery of the notice of conversion of the loan to equity. In addition, the loan agreement establishing the facility was amended effective June 15, 2007 to: (i) eliminate the ceiling and floor for the conversion of loan amount to equity in the Company; (ii) permit the cashless exercise of warrants under the facility in lieu of an obligation to register the shares of capital stock underlying the warrants; and (iii) provide that with respect to advances under the facility after June 5, 2007, the warrant coverage was increased to 90.0009 shares of Series AA Preferred Stock (200,000 shares of common stock on an as converted to common stock basis, at an effective price of $0.45 per share) for each $100,000 of principal amount advanced; those lenders funding the facility on or before January 22, 2007 received a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced (150,000 shares of common stock on an as converted to common stock basis, at an effective price of $0.45 per share) for each $100,000 of principal amount advanced. All of the warrants under the facility expire December 31, 2009.

The Junior Secured Facility is secured by a junior lien on the Company’s assets and the assets of its subsidiaries, which is expressly contractually subordinated to the Senior Secured Facility of Hilco Financial, LLC and any refinancing of that facility.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Section 4(2) and/or in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

Junior Secured Facility

In connection with the funding of Junior Secured Facility, the additional $250,000 of advances funded by each of the two lenders under that facility ($500,000 in the aggregate) resulted in the issuance of a convertible note which is convertible into capital stock of the Company based upon a 20% discount to the average closing price of the Company’s common stock for the ten trading days immediately preceding the date of delivery of notice of conversion of the loan to equity. In addition each of such lenders was issued a warrant to purchase up to 90.0009 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 200,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. Based upon the above advances, each of the two lenders was issued warrants to purchase 270.0027 shares of Series AA Preferred Stock (representing 600,000 shares of common stock on an as converted to common stock basis).

Item 9.01 Financial Statements and Exhibits

4.1 First Amendment to Term Note Purchase Agreement by and among Capital Growth Systems, Inc. (“Company”), each Term Note Purchaser and each of the following subsidiaries of the Company (each a “Co-Borrower”): 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Frontrunner Network Systems Corporation, Magenta netLogic, Limited, Centrepath, Inc. and Global Capacity Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.
/s/ Patrick C. Shutt
Date: June 21, 2007	By:Patrick C. Shutt

Its:CEO